MORI HAMADA & MATSUMOTO
-----------------------------------
                                                   Marunouchi Kitaguchi Building
                                                   1-6-5 Marunouchi, Chiyoda-ku
                                                   Tokyo 100-8222, Japan
                                                   tel 81 3 5223 7777
                                                   fax 81 3 5223 7666


February 28, 2006

Credit Suisse Japan Equity Fund, Inc.
466 Lexington Avenue
New York, New York 10017-3147

Ladies and Gentlemen:

We have acted as legal counsel to Credit Suisse Japan Equity Fund, Inc. (the "Fund"), an open-end management investment company incorporated under the laws of the State of Maryland, as to matters of Japanese law.

We hereby confirm that the information concerning Japanese law set forth under the caption "Special Tax Considerations" - "Foreign Taxes." in the section entitled "ADDITIONAL INFORMATION CONCERNING TAXES" in the Statement of Additional Information ("SAI") dated February 28, 2006 contained in the Fund's Registration Statement on Form N-1A, as amended (the "Registration Statement"), has been reviewed by us and in our opinion is correct. In addition, we hereby consent to the reference to us in the SAI and to the filing of this opinion with the U.S. Securities and Exchange Commission as an exhibit to the Registration Statement.


                                Very truly yours,

                             MORI HAMADA & MATSUMOTO

                                      By:/s/Yogo Kimura
                                            ---------------
                                            Attorney-at-law
                                            Yogo Kimura